EXHIBIT 3.357
STATE OF INDIANA
OFFICE OF THE SECRETARY OF STATE
CERTIFICATE OF INCORPORATION
OF
QHG OF BLUFFTON, INC.
I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of incorporation of the above corporation have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the Indiana Business Corporation Law, as emended.
NOW, THEREFORE, I hereby issue to such corporation this Certificate of Incorporation, and further certify that its corporate existence will begin August 26, 1999.
In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-sixth day of August, 1999.
/s/
Deputy

1999081562
SUE ANNE GILROY
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St.. Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576
99 AUG 26 11:36 AM
SUE ANN GILROY
Indiana Code 23-1-21-2

ARTICLES OF INCORPORATION

The undersigned, desiring to form a corporation (hereinafter referred to as “Corporation”) pursuant to the provisions of”
☑ Indiana Business Corporation Law As amended, executes the following Articles of Incorporation:	☐ Indiana Professional Corporation Act 1983, Indiana Code 23-1.5-1-1, et seq. (Professional corporations must include Certificate of Registration

ARTICLE I — NAME AND PRINCIPAL OFFICE

Name of Corporation (the name must include the word “Corporation, “incorporated, “Limited”, “Company” or an abbreviation thereof.)
QHG of Bluffton, Inc.
Principal Office: The address of the principal office of the Corporation is:
Post office address	City	State	Zip code
c/o Legal Dept., 103 Continental Place	Brentwood	TN	37027

ARTICLE II — REGISTERED OFFICE AND AGENT

Registered Agent: The name and street address of the Corporation’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent:
Corporation Service Company
Address of Registered Office
(street or building)	City		Zip code
251 East Ohio Street, Suite 500	Indianapolis	Indiana	46204

ARTICLE III — AUTHORIZED SHARES

Number of shares the Corporation is authorized to issue: 1,000
If there is more than one class of shares, shares with rights and preferences, list such information as “Exhibit A.”

ARTICLE IV INCORPORATORS

Name	Number and Street	City	State	Zip Code
	or Building
Gayle Jenkins	103 Continental Place	Brentwood	TN	37027
In Witness Whereof, the undersigned being all the incorporators of said Corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 25th day of August, 1999.

Signature	Printed Name
/s/ Gayle Jenkins	Gayle Jenkins
Signature	Printed Name
Signature	Printed Name
This instrument was prepared by: (name)
Gail H. McKinnon, Paralegal
Address (number, street, city and state)		Zip Code
103 Continental Place Brentwood, TN		37027

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